Worthington Industries Acquires German Valve and Component Company

Columbus, OH – Jan. 7, 2021 - Worthington Industries Inc. (NYSE: WOR) today announced the acquisition of PTEC Pressure Technology GmbH, a leading independent designer and manufacturer of valves and components for high-pressure hydrogen and compressed natural gas (CNG) storage, transport and onboard fueling systems, based in Germany.

“Our purchase of PTEC adds to our investments in the growing sustainable mobility markets and expands our systems capabilities to provide more comprehensive solutions to our customers,” said Worthington Industries Pressure Cylinders President Eric Smolenski. “Bringing PTEC’s innovative products and proven track record with vehicle manufacturers into the Worthington family of products will streamline the supply chain and further fuel innovations for the hydrogen and CNG economy.”

Worthington is adding products that are adjacent to its core pressure cylinders business, providing more comprehensive systems for the storage, transport and use of alternative fuels like hydrogen and CNG. The Company’s strategy is to be a leading solutions provider in the rapidly growing hydrogen economy, particularly in Europe where strict, mandated emissions reductions are accelerating growth. In addition to the Company’s existing composite cylinder production facility in Poland, to meet projected demand, the Company has also constructed a type III and IV hydrogen cylinders production line at its facility in Kienberg, Austria.

The purchase of PTEC adds 11 employees and an engineering and manufacturing facility located in Burscheid, Germany, to Worthington’s global network.

About Worthington Industries
Worthington Industries Europe serves the sustainable mobility markets with gas-storage, transport and onboard fueling systems for cars, buses, trucks and more. Worthington incorporates sustainable practices into its long-term business strategy and is the first in its industry to bring Cradle to Cradle Certified™ products to market. The Company is the largest designer and manufacturer of pressure vessels in Europe with over 1,600 employees working at facilities in Austria, Poland and Portugal. With the lightest composite and steel low- and high-pressure cylinders available, Worthington Europe designs and makes solutions for alternative fuels, industrial gases, and technical gases.

Worthington Industries (NYSE:WOR) is a leading industrial manufacturing company delivering innovative solutions to customers that span many industries including transportation, construction, industrial, agriculture, retail and energy. Worthington is North America’s premier value-added steel processor and producer of laser welded products; and a leading global supplier of pressure cylinders and accessories for applications such as fuel storage, water systems, outdoor living, tools and celebrations. The Company’s brands, primarily sold in retail stores, include Coleman®, Bernzomatic®, Balloon Time®, Mag Torch® and Well-X-Trol®. Worthington’s WAVE joint venture with Armstrong is the North American leader in innovative ceiling solutions.

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Worthington Industries

Jan. 7, 2021

Safe Harbor Statement
The Company wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995 (the “Act"). Statements by the Company relating to its ability to increase market participation, expand and integrate capacity, increase efficiencies and reduce lead time, achieve growth in general and in specific markets, and other statements which are not historical information constitute "forward looking statements" within the meaning of the Act. All forward-looking statements are subject to risks and uncertainties which could cause actual results to differ from those projected. Factors that could cause actual results to differ materially include risks described from time to time in the Company's filings with the Securities and Exchange Commission, including those related to COVID-19 and the various actions taken in connection therewith, which could also heighten other risks.

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